Exhibit 23.1


                    Consent of Independent Public Accountants


We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of River Valley Bancorp (the "Company"), File Number 000-21765, of our report dated February 15, 2002 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's 2001 Annual Report on Form 10-KSB filed pursuant to the Securities and Exchange Act of 1934.


/s/ BKD, LLP
-----------------------------
BKD, LLP


Indianapolis, IN
March 27, 2002